UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On September 30, 2010, Viacom Inc. (“Viacom”) announced the appointment of James W. Barge to the position of Executive Vice President, Chief Financial Officer, effective October 1, 2010.  Mr. Barge, age 55, has served as Viacom’s Executive Vice President, Tax and Treasury since January 2008 and as Controller since March 2008.  Prior to joining Viacom, Mr. Barge served as Senior Vice President and Controller of Time Warner Inc. beginning in mid-2002.  For a description of the material terms of Mr. Barge’s new employment agreement, see subsection (e) below.

On September 30, 2010, Viacom also announced the appointment of Katherine Gill-Charest to the position of Senior Vice President, Controller, effective October 1, 2010.  Ms. Gill-Charest, age 46, has served as Viacom’s Senior Vice President, Deputy Controller since April 2010 and, prior to that, served as Viacom’s Vice President, Deputy Controller beginning in May 2007.  In her new position, Ms. Gill-Charest will serve as Viacom’s principal accounting officer.  Prior to joining Viacom, Ms. Gill-Charest served as Chief Accounting Officer of WPP Group USA from November 2005 to May 2007 and, prior to that, as its Vice President, Group Reporting beginning in February 2001.

A copy of the press release announcing the appointments is filed herewith as Exhibit 99 and is incorporated by reference herein in its entirety.

(e)           On September 29, 2010, Viacom entered into a new employment agreement (the “Agreement”) with Mr. Barge, effective as of October 1, 2010.  The Agreement reflects Mr. Barge’s new position as Viacom’s Executive Vice President, Chief Financial Officer and extends Mr. Barge’s term of employment to September 30, 2013 on the following terms:

•	Base Salary. Effective October 1, 2010, Mr. Barge’s salary will be increased to $950,000 per year from $772,500.

•	Annual Merit Review. Mr. Barge will be eligible to receive an increase in salary, as determined by the Viacom Compensation Committee, on or about an annual basis.

•
Annual Cash Bonus.  Mr. Barge’s target annual cash bonus under Viacom’s Senior Executive Short-Term Incentive Plan will be increased to 100% of his then current salary from 60%, subject to the achievement of performance goals established by the Viacom Compensation Committee.

•	Annual Equity Awards. Mr. Barge will be eligible to receive annual grants of equity compensation with a target value of $800,000, increased from $750,000.

•	Benefits. Mr. Barge will continue to be eligible to participate in Viacom’s retirement and other employee benefit plans for which he qualifies pursuant to the terms of the applicable plan.

•
Severance.  Consistent with Mr. Barge’s prior employment agreement, the Agreement provides that the maximum amount payable with respect to salary and bonus in the event of his termination without “cause” or resignation for “good reason” is two times his then current base salary and target bonus.  In addition, like Mr. Barge’s prior employment agreement, the Agreement provides for acceleration of vesting of certain unvested equity awards in the event of his termination without “cause” or resignation for “good reason.”

•	Restrictive Covenants. Mr. Barge will continue to be subject to certain restrictive covenants, such as non-competition and non-solicitation covenants, including following termination of employment.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  September 30, 2010

Exhibit Index

Exhibit No.	Description of Exhibit

99	Press release of Viacom Inc. dated September 30, 2010.